UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THL CREDIT SENIOR LOAN FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THL CREDIT SENIOR LOAN FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS

Held on April 24, 2020 and Adjourned to May 8, 2020

The following information relates to the proxy statement dated March 12, 2020 (the "Proxy Statement") for THL Credit Senior Loan Fund (the "Fund") for use at the Annual Meeting of Shareholders of the Fund, and any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting was held on Friday, April 24, 2020, at 9:30 a.m., C.T., and, solely with respect to Proposal 1 (as defined below), has been adjourned to Friday, May 8, 2020 at 9:30 a.m., C.T.

The Notice of Annual Meeting of Shareholders, Proxy Statement and a Proxy Card for the Fund are available to you on the Fund's website – www.thlcredittslf.com. You are encouraged to review all of the information contained in the proxy materials before voting.

SUPPLEMENTAL DISCLOSURE

The Annual Meeting has been adjourned, in part, to Friday, May 8, 2020, at 9:30 a.m., C.T., to be held virtually. Shareholders of record at the close of business on of February 10, 2020 are entitled to vote at the adjourned Annual Meeting.

At the adjourned Annual Meeting, shareholders will be asked to approve a new advisory agreement between the Fund and First Eagle Alternative Credit, LLC (formerly known as THL Credit Advisors LLC) ("Proposal 1"). Although the substantial majority of the Fund's shareholders who have voted their shares in connection with the Annual Meeting have voted in favor of Proposal 1, the Fund has not obtained the vote required to approve Proposal 1. Accordingly, the Fund has adjourned the Annual Meeting with respect to Proposal 1 in order to solicit additional votes from its shareholders.

At the Annual Meeting, the Fund's shareholders overwhelming voted in favor of the re-election of Laurie Hesslein, the Class III Trustee nominee. Ms. Hesslein, a non-interested Trustee, has commencing serving for a three-year term expiring at the Fund's 2023 Annual Meeting of Shareholders and until her successor is duly elected and qualified.

If you were a record holder of Fund shares as of the close of business on February 10, 2020 (i.e., you held your Fund shares in your own name directly with the Fund), you can participate in and vote on Proposal 1 at the adjourned Annual Meeting (or any postponement or additional adjournment thereof) by accessing https://web.lumiagm.com/257015390, entering the control number found on the proxy card or notice you previously received and entering the password "thl2020" (the password is case sensitive).

If you held Fund shares through an intermediary (such as a broker-dealer) as of the close of business on February 10, 2020, in order to participate in and vote on Proposal 1 at the adjourned Annual Meeting, you must first obtain a legal proxy from your intermediary reflecting the Fund's name, the number of Fund shares you held as of that date, as well as your name and email address. You may forward an email from your intermediary containing the legal proxy or attach an image of the legal proxy, email it to American Stock Transfer & Trust Company, LLC ("AST") at proxy@astfinancial.com and put "Legal Proxy" in the subject line. Requests for registration must be received by AST no later than 3:00 p.m. Eastern Time on May 4, 2020. You will then receive confirmation of your registration and a control number by email from AST. At the time of the Meeting, access https://web.lumiagm.com/257015390, enter the control number and enter the password "thl2020" (the password is case sensitive).

We encourage shareholders to vote their proxies by calling the toll-free number or accessing the website listed on your proxy card or voting instructions, or by returning a signed, dated, and marked proxy or voting instruction form in the postage-paid envelope as soon as possible. For votes to be counted on Proposal 1 at the adjourned Annual Meeting, those votes must be received prior to 11:59 PM EST on May 7, 2020.

YOUR VOTE IS NEEDED!

We urge shareholders who have not already voted or submitted a proxy for use at the Annual Meeting to do so promptly. If you have already voted or submitted a proxy, you do not need to take any further action, or you may change your vote or revoke your proxy with respect to Proposal 1 in any of the ways described in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This supplement is dated April 28, 2020.